UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 4, 2007

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.02	APPOINTMENT OF EXECUTIVE OFFICER

On December 4, 2007, the Board of Directors of Golden West Brewing Company, Inc. (the “Company”) approved two material agreements:

The Company entered into an Employment Agreement with Mark Simpson to serve as President of the Company for a term beginning effective December 1, 2007 and ending December 31, 2008 or sooner upon the terms and conditions set forth in the Employment Agreement.  As his sole compensation as President, the Company shall grant and issue to Simpson, in accordance with the schedule set forth in the Employment Agreement,  Restricted Stock Awards consisting of 1,000 shares of common stock for each month of service under and pursuant to the Company’s 2006 Equity Incentive Plan.  The shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), will be “restricted securities” within the meaning of the Securities Act, and will be issued in reliance upon the exemption contained in Section 4(2) of the Securities Act.

        Additionally, effective December 1, 2007, the Registrant’s wholly-owned subsidiary, Golden West Brewing Company, a California corporation doing business as Butte Creek Brewing Company (the “Company”) entered into a Consultation Agreement with Artisan Food and Beverage Group, Inc., (“Artisan Group”) pursuant to which Consultant shall provide services to the Company as fully set forth in the Consultation Agreement for a term ending December 31, 2008.  Mark Simpson in the principal of Artisan Group that will be responsible for performance under the Consultation Agreement.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Employment Agreement
99.2	Consultation Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: December 5, 2007	By: /s/John C. Power ____________ John C. Power President and Chief Executive Officer

3